EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Edible Garden AG Incorporated for the year ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

Costa Mesa, California

June 20, 2025